UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 17, 2016

                           DIVERSIFIED RESOURCES, INC.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)



          Nevada                          None                   98-0687026
 -------------------------         ------------------        -----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
 of incorporation)                                           Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 797-5417

          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 17, 2016 we appointed Abdul Khan as our Principal Financial and Accounting Officer.

     Between July 2014 and February 17, 2016 Mr. Khan provided consulting services to the Company in the areas of accounting, financial reporting and finance. Between August 2013 and July 2014 Mr. Khan was the controller for High Sierra Energy LP. In this capacity, he was responsible for accounting and corporate reporting for the crude oil, water, natural gas liquids and transportation departments of High Sierra. Between March 2013 and August 2013 Mr. Khan was the controller for Equal Energy Ltd. Between January 2009 and February 2013 Mr. Khan was the Executive Director of Financial Reporting for Dollar Thrifty Automotive Group, Inc., where he was responsible for directing the financial reporting department of Dollar Thrifty, including all SEC filings and internal financial reports. He is a member of the Oklahoma Society of Certified Public Accountants and the Colorado Society of Certified Public
Accountants. Mr. Khan graduated from the University of Oklahoma with a Bachelor's Degree in Business Administration, majoring in Accounting. Mr. Khan also received a Master's of Business Administration Degree from Oklahoma City University.

     Mr. Khan owns 150,000 shares of our common stock.










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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 17, 2016

                                  DIVERSIFIED RESOURCES, INC.



                                  By: /s/ Paul Laird
                                      -----------------------------------
                                      Paul Laird, Chief Executive Officer